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                                                                   EXHIBIT 10.43

                                 AMENDMENT NO. 1

                                       TO

                           RESTRICTED STOCK AGREEMENTS

            This AMENDMENT NO. 1 ("Amendment No. 1") dated as of December 10, 2002, made and entered into by and between R.J. Reynolds Tobacco Holdings, Inc., a Delaware corporation (the "Company"), and the undersigned grantee (the "Grantee"), amends the Restricted Stock Agreements dated February 2, 2000, January 31, 2001 and July 26, 2002, as applicable, between the Company and the Grantee (the "Agreements"). Capitalized terms not otherwise defined herein have the meanings assigned to them in the Agreements.

            WHEREAS, the Company and the Grantee desire to amend certain provisions of the Agreements in the manner and as more fully set forth herein.

            NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth in the Agreements and this Amendment No. 1, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

      1. Section 12 of each of the Agreements hereby is amended and replaced in its entirety to read as follows:

                  "12. Taxes. Any taxes required by federal, state or local laws to be withheld by the Company on the Date of Grant or the delivery of unrestricted shares of Common Stock hereunder shall be paid to the Company by the Grantee by the time such taxes are required to be paid or deposited by the Company. The Grantee hereby authorizes the Company to deduct a sufficient number of shares of Common Stock (rounded up to the nearest whole share) (the "Tax Shares") to satisfy the minimum tax withholding amount and any additional tax withholding amount requested by the Grantee (collectively, the "Aggregate Withholding Amount") prior to the delivery of unrestricted shares of Common Stock; provided, that, if the Company deducts the applicable number of Tax Shares to satisfy the Aggregate Withholding Amount, then the Company shall pay to the Grantee an amount in cash equal to the overage on the Aggregate Withholding Amount as a result of rounding up the number of Tax Shares to the nearest whole share."

      2. All references to the Agreements shall be deemed to refer to the Agreements as amended by this Amendment No. 1.

      3. Except as specifically amended hereby, the original provisions of the Agreements shall remain in full force and effect.

      4. This Amendment No. 1 may be executed in counterparts, each of which shall be deemed as original, but all of which shall constitute the same instrument.
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      5. The laws of the State of Delaware shall govern the interpretation, validity and performance of the terms of this Amendment No. 1 regardless of the laws that might be applied under principles of conflicts of laws.

      6. This Amendment No. 1 shall be effective as of the date hereof.

            IN WITNESS WHEREOF, this Amendment No. 1 has been duly executed and delivered by the Company and the Grantee as of the date first above written.

                                           R.J. REYNOLDS TOBACCO HOLDINGS, INC.


                                           By:
                                               ---------------------------------
                                                    Authorized Signatory

-------------------------
Grantee


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